UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2006
Adams Respiratory Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51445	75-2725552

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Mill Ridge Lane, Chester, New Jersey	07930

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (908) 879-1400
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On June 12, 2006, pursuant to the Product Purchase Agreement, dated May 24, 2006, among Adams Respiratory Therapeutics, Inc. (the “Company”), Adams Respiratory Operations Sub, Inc., a wholly-owned subsidiary of the Company (together, “Adams”), UCB, Inc. and UCB Manufacturing, Inc. (together, “UCB”), Adams consummated the acquisition of certain rights and assets related to the manufacture and sale of the Delsym product line from UCB. Under the terms of the Product Purchase Agreement, Adams paid $122 million plus the value of finished goods delivered to the Company at the time of closing. In addition, Adams will pay a modest royalty over a period of five years for the license of the Delsym product line and cost plus an additional amount pursuant to the terms of a manufacturing supply agreement entered into among Adams and UCB.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESPIRATORY THERAPEUTICS, INC. (Registrant)
June 13, 2006	By:	/s/ David P. Becker
David P. Becker
Executive Vice President, Chief Financial Officer and Treasurer

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